                                                                   EXHIBIT 3.2.1



                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        DOBSON COMMUNICATIONS CORPORATION

                 (Including Amendments through August 19, 2003)

ARTICLE I  Offices                                                                              1
  Section 1.  Registered Office                                                                 1
  Section 2.  Other Offices                                                                     1

ARTICLE II  Meetings of Stockholders                                                            1
  Section 1.  Voting Rights                                                                     1
  Section 2.  Meetings of Stockholders                                                          1
  Section 3.  Annual Meetings                                                                   1
  Section 4.  Notice of Annual Meeting                                                          1
  Section 5.  Stockholder List                                                                  2
  Section 6.  Special Meetings                                                                  2
  Section 7.  Notice of Special Meetings                                                        2
  Section 8.  Adjournment of Meetings                                                           2
  Section 9.  Quorum                                                                            2
  Section 10. Vote Required                                                                     2
  Section 11. Proxies                                                                           3
  Section 12. Action Without a Meeting                                                          3

ARTICLE III  Directors                                                                          3
  Section 1.  Number of Directors                                                               3
  Section 2.  Term and Qualification                                                            4
  Section 3.  Vacancies                                                                         4
  Section 4.  Authority of the Board of Directors                                               4
  Section 5.  Place of Meetings                                                                 4
  Section 6.  Regular Meetings                                                                  4
  Section 7.  Special Meetings                                                                  4
  Section 8.  Quorum and Voting                                                                 4
  Section 9.  Committees                                                                        5
  Section 10. Minutes                                                                           5
  Section 11. Telephonic and Other Participation                                                5
  Section 12. Action Without a Meeting                                                          5
  Section 13. Expenses                                                                          6
  Section 14. Removal of Officers                                                               6
  Section 15. Removal of Directors                                                              6

ARTICLE IV  Notices                                                                             6
  Section 1.  Type and Method of Notice                                                         6
  Section 2.  Waiver of Notice                                                                  6

ARTICLE V  Officers                                                                             6
  Section 1.  General                                                                           6
  Section 2.  Selection of Officers                                                             7
  Section 3.  Salaries of Officers                                                              7
  Section 4.  Term of Office                                                                    7
  Section 5.  Chairman and Vice-Chairman                                                        7
  Section 6.  Chief Executive Officer                                                           7
  Section 7.  Chief Operating Officer                                                           7
  Section 8.  President                                                                         8
  Section 9.  Duties of President                                                               8
  Section 10. Vice-President                                                                    8
  Section 11. Secretary                                                                         8
  Section 12. Chief Financial Officer                                                           8
  Section 13. Assistant Secretary                                                               9
  Section 14. Treasurer                                                                         9
  Section 15. Duties of Treasurer                                                               9
  Section 16. Assistant Treasurer                                                               9

ARTICLE VI  Certificates of Stock, Transfers of Stock, Closing
  of Transfer Books and Registered Stockholders                                                 9
  Section 1.  Stock Certificate                                                                 9
  Section 2.  Signatures                                                                        9
  Section 3.  Lost Certificates                                                                10
  Section 4.  Stock Transfers                                                                  10
  Section 5.  Record Dates                                                                     10
  Section 6.  Record Owner                                                                     10

ARTICLE VII  General Provisions                                                                10
  Section 1.  Dividends                                                                        10
  Section 2.  Funds for Dividends                                                              10
  Section 3.  Reports to Stockholders                                                          11
  Section 4.  Financial Instruments                                                            11
  Section 5.  Fiscal Year                                                                      11
  Section 6.  Corporate Seal                                                                   11
  Section 7.  Books of Account                                                                 11

ARTICLE VIII  Indemnification of Officers, Directors,
    Employees and Agents                                                                       11
  Section 1.  General                                                                          11

ARTICLE IX  Amendments                                                                         12
  Section 1.  General                                                                          12

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        DOBSON COMMUNICATIONS CORPORATION


                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of Dobson Communications Corporation (the "Corporation") shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and out of the State of Oklahoma as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Voting Rights. With respect to voting powers, except as otherwise required by the Oklahoma General Corporation Act, the voting rights of all shares are as set forth in the Corporation's Certificate of Incorporation, as may be amended, on file with the Oklahoma Secretary of State (the "Certificate of Incorporation").

         Section 2. Meetings of Stockholders. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 3. Annual Meetings. Annual meetings of stockholders shall be held on a date selected by the Board of Directors that is not later than six months next following the end of the Corporation's fiscal year and on a day that is not a legal holiday, at 9:00 a.m., or at such time as shall be determined by the Board of Directors. At the annual meeting, stockholders shall elect a board of directors, and transact such other business as may be properly brought before the meeting.

         Section 4. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.

         Section 5. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the meeting is to be held or at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the total combined voting power of all classes of common stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 7. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, date, hour and the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) days nor more than sixty (60) days before the date fixed for the meeting unless otherwise required by law. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 8. Adjournment of Meetings. The chairman of any meeting of stockholders or the holders of a majority of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date of which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed.

         Section 9. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

         Section 10. Vote Required. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting other than elections of directors, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Unless otherwise required by the Certificate of Incorporation, all elections of directors shall be decided by a plurality vote, and, where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         Section 11. Proxies. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to vote in person or by proxy , but no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period.

         Section 12. Action Without a Meeting. Any action required to or which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number of Directors. The number of directors which shall constitute the whole Board shall be at least three (3) and not more than fifteen
(15). The number of directors shall be increased (a) by two (2) upon a "Voting Rights Triggering Event," as defined in the Corporation's Certificate of Designation for its 12-1/4% Senior Exchangeable Preferred Stock (the "12-1/4% Senior Preferred Stock") filed with the Oklahoma Secretary of State on January 21, 1998, and on December 23, 1998 such two (2) directors to be elected by the holders of 12-1/4% Senior Preferred Stock issued pursuant to and as provided in such Certificate of Designation therefor; (b) by two (2) upon a "Voting Rights Triggering Event," as defined in the Corporation's Certificate of Designation for its 13% Senior Exchangeable Preferred Stock due 2009 (the "13% Senior Preferred Stock"), such two (2) directors to be elected by the holders of 13% Senior Preferred Stock issued pursuant to and as provided in such Certificate of Designation therefor; and (c) by two (2) if required pursuant to Section 5(c) of the Corporation's Certificate of Designation for its Series F Convertible Preferred Stock (the "Series F Preferred Stock"), such two (2) directors to be elected by the holders of Series F Preferred Stock issued pursuant to and as provided in such Certificate of Designation therefor. Within the limits above specified, the number of directors shall be determined from time to time by resolution of the Board of Directors or by the stockholders. Except as provided in Section 2, Section 3 and in Section 15 of this Article III and in the aforementioned Certificates of Designation, the directors shall be elected at the annual meeting of stockholders.

         Section 2. Term and Qualification. The directors shall be divided into three classes, as nearly equal in number as may be practicable. At each annual meeting of stockholders beginning with the annual meeting in 2001, the successors to the class of directors whose terms expire at that time, shall be elected to serve for a term of three years and until their successors shall be elected and shall qualify. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become equal in number, as nearly as may be. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and shall qualify, or until his death, or until he shall resign or be removed. The successors to the class of directors whose terms expire shall be elected at the annual meeting of stockholders.

         Section 3. Vacancies. Except as provided in Section 2 and Section 15 of this Article III, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until such director's successor is duly elected and shall qualify, unless such director resigns or is removed. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         Section 4. Authority of the Board of Directors. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 5. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Oklahoma.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Five (5) days' notice of all regular meetings shall be given, and such notice shall state the place, date and hour of such meeting.

         Section 7. Special Meetings. Special meetings of the Board may be called by the President on at least forty-eight (48) hours' notice to each director either personally, by mail, by telegram or by facsimile transmission. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the Corporation has at that time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Notice of any special meeting shall state the place, date, hour and the business to be transacted at and the purpose of such meeting.

         Section 8. Quorum and Voting. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Committees. The Board of Directors may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution and permitted by the Oklahoma General Corporation Act, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Subject to applicable corporate and securities laws and applicable rules and regulations of any stock exchange or automated quotation system on which any class of securities of the Corporation is listed or traded, at least one member of the audit committee and compensation committee of the Board of Directors shall be a Director Designated by Class A Holders (as defined in the Certificate of Incorporation) until the occurrence of the later to occur of the following events: (i) the outstanding shares of Class B Common Stock represent less than 25% of the total combined voting power of the Corporation's voting stock and
(ii) the outstanding shares of Class A Common Stock and Class B Common Stock beneficially owned by the Dobson Family (as hereinafter defined), Dobson CC Limited Partnership, an Oklahoma limited partnership, and their respective affiliates (collectively, the "Dobson Group"), together with any person(s) with whom any such member of the Dobson Group has or enters into a voting or similar agreement or forms a "group" as used in Section 13(d) of the Securities Exchange Act of 1934, as amended, represent less than 25% of the total combined voting power of the Corporation's voting stock for a period of 90 consecutive days. For purposes of this Section 9, the term "Dobson Family" means (i) each of Russell
L. Dobson, Everett R. Dobson, Stephen T. Dobson, (ii) each such person's spouse and (iii) any parent or grandparent and any lineal descendant (including any adopted child) of any parent or grandparent of such person or of his spouse.


         Section 10. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 11. Telephonic and Other Participation. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

         Section 12. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent of such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 13. Expenses. The directors may be paid their expenses, if any, of attendance of such meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 14. Removal of Officers. The Board of Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

         Section 15. Removal of Directors. Any director may be removed, for cause or without cause, by a majority vote of the stockholders entitled to vote for the election of such director at any annual or special meeting of the stockholders. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, any director so elected may be removed without cause only upon the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders' meeting at which such removal took place or at a subsequent stockholders' meeting.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Type and Method of Notice. Notices of meetings for directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram or facsimile transmission. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office. Notice by facsimile transmission shall be deemed to be given when received.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                    ARTICLE V

                                    OFFICERS

         Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman, Vice- Chairman of the

Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents who may be classified by their specific function, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 2. Selection of Officers. The Board of Directors after each annual meeting of stockholders shall choose a Chairman of the Board of Directors, a Chief Executive Officer, a President and a Secretary, and may choose such other officers and agents as it shall deem necessary.

         Section 3. Salaries of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify, until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 5. Chairman and Vice-Chairman. The Chairman, or, in the absence of the Chairman, a Vice-Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If the Board of Directors designates the Chairman of the Board to act as Chief Executive Officer, such duties shall be performed by such person.

         Section 6. Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer of the Corporation, who will serve as an officer of the Corporation. The Chief Executive Officer shall (i) have overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any direction which may be given by the Board of Directors; (ii) shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or actions of the Board of Directors, and (iii) in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 7. Chief Operating Officer. The Board of Directors may select a Chief Operating Officer, who will serve as an officer of the Corporation. The Chief Operating Officer, if one is selected, need not hold any other office or title. The Chief Operating Officer, if one is selected, shall have supervision of the day-to-day business of the Corporation and shall direct the day-to-day affairs and policies of the Corporation subject to any directions which may be given by the Board of Directors and the Chief Executive Officer. The Chief Operating Officer shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these bylaws or actions of the Board of Directors or the Chief Executive Officer, and shall in general have all other powers and shall perform all other duties incident to the Chief Operating Officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time.

         Section 8. President. In the absence of the Chairman of the Board, the President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and, unless a Chairman or Vice-Chairman of the Board has been chosen, be present at all meetings of the Board of Directors, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors, are carried into effect. If the Board of Directors does not designate the Chairman of the Board to act as Chief Executive Officer, the President shall serve as Chief Executive Officer of the Corporation. If the Board of Directors does not designate the Chief Operating Officer of the Corporation, the President shall serve as the Chief Operating Officer of the Corporation.

         Section 9. Duties of President. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         Section 10. Vice-President. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or such other designation as the Board of Directors may select.

         Section 11. Secretary. The Secretary shall attend the meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, shall have the authority to affix the same on any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the Secretary's signature.

         Section 12. Chief Financial Officer. The Board of Directors may select a Chief Financial Officer, who will be an officer of the Corporation. The Chief Financial Officer, if one is selected, may not need not hold any other officer title. The Chief Financial Officer, if one is selected, shall have the duties and powers as the Board of Directors prescribes.

         Section 13. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

         Section 14. Treasurer. The Treasurer, if one is chosen, or if not, the Secretary, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         Section 15. Duties of Treasurer. The Treasurer, if one is chosen, or if not, the Secretary, shall disburse the funds of the Corporation as may be ordered by the Board of Directors' taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer (or Secretary, as the case may be) and of the financial condition of the Corporation.

         Section 16. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                    CERTIFICATES OF STOCK, TRANSFERS OF STOCK
                          CLOSING OF TRANSFER BOOKS AND
                             REGISTERED STOCKHOLDERS

         Section 1. Stock Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of, the Corporation by the Chairman or Vice- Chairman of the Board of Directors, or the President or a Vice- President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

         Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Stock Transfers. Subject to transfer restrictions permitted by Section 1055 of title 18 of the Oklahoma Statutes and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the Corporation or the transfer agent of Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. Record Dates. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any other lawful action.

         Section 6. Record Owner. The Corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the Corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the Corporation shall have express or other notice thereof.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

         Section 2. Funds for Dividends. There may be set apart out of any of the funds of the Corporation available for dividends such amounts as the Board of Directors deems proper as a



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reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

         Section 3. Reports to Stockholders. The Board of Directors shall present at each annual meeting and at any special meeting of the stockholders, when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Financial Instruments. All checks and demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 6. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         Section 7. Books of Account. The books of account and other records of the Corporation may be kept (subject to any provisions of Oklahoma law) at the principal place of business and chief executive office of the Corporation.

                                  ARTICLE VIII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

         Section 1. General. To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.



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

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. General. The Bylaws may be amended and repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors at any annual or special meeting of the stockholders or of the Board of Directors if notice of such amendment, repeal, or adoption of new bylaws be contained in the notice of such meeting.



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